CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): January 21, 2011

Radient Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
(Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8: Other Events

Item 8.01: Other Events

On June 11, 2010, Hudson Bay Fund, LP and Hudson Bay Master Fund Ltd. (formerly Hudson Bay Overseas Fund, Ltd.) (collectively, “Hudson Bay Entities”) filed a complaint against us regarding the Convertible Promissory Notes we issued to them pursuant to that certain Note and Warrant Purchase Agreement dated April 8, 2010.  On January 21, 2011, the Hudson Bay Entities agreed to exchange their respective notes for an aggregate of 1,140,357 shares of our common stock  pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.  As a result of the exchange, such notes are no longer outstanding, and we and the Hudson Bay Entities accordingly agreed to execute and file an order dismissing the June 11, 2010 complaint, with prejudice.  The dismissal order will be filed on or prior to January 25, 2011 and the complaint will be so dismissed.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits

Exhibit No.	Description

10.1	Form of Exchange Agreement with Hudson Bay Fund, LP
10.2	Form of Exchange Agreement with Hudson Bay Master Fund Ltd. (formerly Hudson Bay Overseas Fund, Ltd.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

/s/ Akio Aruira
Name: Akio Aruira
Title: Chief Financial Officer

Dated:  January 23, 2011